                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement as supplemented by the Series 1998-1 Supplement. The Trust has issued the Previously Issued Series pursuant to a Series Supplement, and the Transferor and the Trustee may execute further Series Supplements in order to issue additional Series. See "Annex A" for a description of certain terms of the Previously Issued Series. The following sections describe the material provisions of the Certificates.

ENHANCEMENT

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. The subordination of the Class B Certificates will provide credit enhancement for the Class A Certificates. In addition, the Collateralized Trust Obligations and the Class D Certificates will be subordinated to the Class A Certificates and the Class B Certificates as described herein. The subordination of the Collateralized Trust Obligations and the Class D Certificates will provide credit enhancement for both the Class A Certificates and the Class B Certificates. See "-- Subordination of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates."

BOOK-ENTRY REGISTRATION

     The Certificates will be issued in book-entry form. Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

     Cede & Co., as nominee for DTC, will hold the global certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participant accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and the DTC Participants are on file with the Commission.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

     To facilitate subsequent transfers, all Certificates deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Certificates with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates. DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to the Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants in the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear") under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Certificates of each Class will be issued in fully registered, certificated form to the Certificate Owners of such Class or their nominees ("Definitive Certificates"), rather than to DTC or its nominee (together with any successor depository selected by the Transferor, the "Depository"), only if
(i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the invested amount of Series 1998-1 advise the Trustee and the Depository through its participating organizations in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify its participating organizations of the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the definitive certificate representing the Certificates of the affected Class and instructions for registration, the Trustee will issue the Certificates of such Class as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to the Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders mailed not later than the fifth day of the month of such final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Certificates.

INTEREST PAYMENTS

     Interest on the Class A Certificates and the Class B Certificates will accrue during each Interest Period at the applicable Class A Certificate Rate and the applicable Class B Certificate Rate, respectively. Interest will be distributed on the December 1998 Distribution Date, and on each Distribution Date thereafter, to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the month preceding the date of such distribution (each, a "Record Date"). "Interest Period" means, with respect to any Distribution Date, the period from and including the previous Distribution Date through and including the day preceding such Distribution Date, except that the initial Interest Period will be the period from and including the Closing Date through and including the day preceding the initial Distribution Date.

     The Class A Certificates will bear interest for the period from the Closing Date through the day preceding the December 1998 Distribution Date and with respect to each Interest Period thereafter at the rate of 0.40% above LIBOR prevailing on the related LIBOR Determination Date with respect to such period (the

"Class A Certificate Rate"). Interest on the Class A Certificates will be distributed on each Distribution Date in an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

     The Class B Certificates will bear interest for the period from the Closing Date through the day preceding the December 1998 Distribution Date and with respect to each Interest Period thereafter at the rate of 1.25% above LIBOR prevailing on the related LIBOR Determination Date with respect to such period (the "Class B Certificate Rate"). Interest on the Class B Certificates will be distributed on each Distribution Date in an amount equal to the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

     Interest on the Class A Certificates or the Class B Certificates due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, plus 2.00% per annum.

     The Trustee will determine LIBOR with respect to the Certificates on November 10, 1998 for the initial Interest Period and on the second business day preceding the commencement of each Interest Period for each Interest Period thereafter (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means the principal London offices of four major banks in the London interbank market selected by the Servicer upon notice to the Trustee.

     The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Periods may be obtained by telephoning the Trustee at (800) 665-9343.

     Payments of Class A Monthly Interest and any overdue Class A Monthly Interest for any Distribution Date will be funded from Class A Available Funds for the preceding Collection Period. To the extent Class A Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts on deposit in the Cash Collateral Account, if any, and Reallocated Principal Collections will be used to make such payments.

     "Class A Available Funds" means, for any Collection Period, the sum of (i) the Class A Floating Allocation Percentage (with respect to any Collection Period during the Revolving Period or the Accumulation Period) or the Class A Fixed Allocation Percentage (with respect to any Collection Period during the Early Amortization Period) of Finance Charge Collections with respect to such Collection Period (including net investment earnings, if any, on funds on deposit in the Excess Funding Account that are to be treated as Finance Charge Collections in accordance with the Series 1998-1 Supplement) plus (ii) if the Distribution Date immediately following such Collection Period occurs before the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, to be withdrawn from the Principal Funding Account on such Distribution Date plus
(iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class A Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement plus (iv) the net investment earnings, if any, on funds on deposit in the Reserve Account to be withdrawn from the Reserve Account and included in Class A Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement.

     "Class B Principal Commencement Date" means the Class B Expected Final Distribution Date or, if the Early Amortization Period has commenced, the date on which the Class A Certificates have been paid in full.

     Payments of Class B Monthly Interest and any overdue Class B Monthly Interest for any Distribution Date will be funded from Class B Available Funds for the preceding Collection Period. To the extent Class B Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts on deposit in the Cash Collateral Account, if any, and Reallocated Principal Collections (in each case after application of such amounts in respect of the Class A Certificates), other than Class B Subordinated Principal Collections, will be used to make such payments.

     "Class B Available Funds" means, for any Collection Period, the sum of (i) the Class B Floating Allocation Percentage (with respect to any Collection Period during the Revolving Period or the Accumulation Period) or the Class B Fixed Allocation Percentage (with respect to any Collection Period during the Early Amortization Period) of Finance Charge Collections with respect to such Collection Period (including net investment earnings, if any, on funds on deposit in the Excess Funding Account that are to be treated as Finance Charge Collections in accordance with the Series 1998-1 Supplement) plus (ii) if the Distribution Date immediately following such Collection Period occurs on or after the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, to be withdrawn from the Principal Funding Account on such Distribution Date plus (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class B Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement plus (iv) the net investment earnings, if any, on funds on deposit in the Reserve Account to be withdrawn from the Reserve Account and included in Class B Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement.

PRINCIPAL PAYMENTS

     During the Revolving Period, which will commence on the Closing Date and end on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period, Available Principal Collections will, subject to certain limitations described herein, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of other Series included in Group One (to the extent provided in the Series Supplements for such other Series), be deposited in the Excess Funding Account, be paid to the holder of the Exchangeable Transferor Certificate or, under certain limited circumstances described herein, be paid to the Class D Certificateholders. During the Accumulation Period (on or prior to the Class A Expected Final Distribution Date or the Class B Expected Final Distribution Date, as applicable), Available Principal Collections will be deposited in the Principal Funding Account and principal payments will be made to the Certificateholders as described below. During the Early Amortization Period, which will commence upon the occurrence of an Early Amortization Event, principal payments will be made to the Certificateholders as described below.

     On each Distribution Date with respect to the Class A Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (i) the Available Principal Collections for such Distribution Date,
(ii) the applicable Controlled Deposit Amount for such Distribution Date and
(iii) the Class A Invested Amount on such Distribution Date (before giving effect to such deposit). Unless an Early Amortization Event has occurred, amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Distribution Date. On each Distribution Date with respect to the Class B Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (i) the Available Principal Collections for such Distribution Date (minus any portion thereof applied to Class A Monthly Principal on such Distribution Date), (ii) the applicable Controlled Deposit Amount for such Distribution Date and (iii) the Class B Invested Amount on such Distribution Date (before giving effect to such deposit). Unless an Early Amortization Event has occurred, amounts on deposit in the Principal Funding Account will be paid to the Class B Certificateholders on the Class B Expected Final Distribution Date.

     "Available Principal Collections" means, for any Distribution Date, the sum of (i) the Floating Allocation Percentage or the Fixed Allocation Percentage, as applicable, of Principal Collections with respect to the preceding Collection Period plus (ii) any available Excess Spread and Shared Excess Finance Charge Collections to be treated as Available Principal Collections as specified under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" below plus (iii) the amount of Shared Principal Collections allocated to Series 1998-1 with respect to such Distribution Date plus (iv) during the Early Amortization Period, amounts on deposit in the Excess Funding Account allocated to Series 1998-1 with respect to such Distribution Date minus
(v) the amount of Reallocated Principal Collections required to be used with respect to such Distribution Date.

     "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date plus any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

     "Controlled Accumulation Amount" means (i) for any Distribution Date with respect to the Class A Accumulation Period, $33,500,000; provided, however, that if the commencement of the Accumulation Period is postponed as described below under "-- Postponement of Accumulation Period," the Controlled Accumulation Amount will be higher and (ii) for any Distribution Date with respect to the Class B Accumulation Period, $45,000,000.

     "Deficit Controlled Accumulation Amount" means (i) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, as applicable, the excess, if any, of the applicable Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal or Class B Monthly Principal, as applicable, for such Distribution Date and (ii) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, as applicable, the excess, if any, of the applicable Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal or Class B Monthly Principal, as applicable, for such subsequent Distribution Date.

     If the Available Principal Collections with respect to any Distribution Date exceed the Controlled Deposit Amount for such Distribution Date, the Controlled Deposit Amount will be deposited in the Principal Funding Account and such excess may be paid to the Class D Certificateholders to the extent that the Available Enhancement Amount exceeds the Required Enhancement Amount and any remaining excess will be applied as Shared Principal Collections. Although it is expected that a single principal payment will be made to the Class A Certificateholders on the Class A Expected Final Distribution Date and that a single principal payment will be made to the Class B Certificateholders on the Class B Expected Final Distribution Date, there can be no assurance that such payments will be made. See "Maturity Considerations" and "--Application of Collections" below.

     On each Distribution Date with respect to the Early Amortization Period, Available Principal Collections will be paid to the Class A Certificateholders until the Class A Certificates have been paid in full or the Stated Series Termination Date occurs. On each Distribution Date with respect to the Early Amortization Period after payment in full of the Class A Certificates, Available Principal Collections will be paid to the Class B Certificateholders until the Class B Certificates have been paid in full or the Stated Series Termination Date occurs.

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to commence at the close of business on the last day of the September 2000 Collection Period. Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than 12 months. On each Determination Date prior to the commencement of the Accumulation Period, the Servicer will determine the Accumulation Period Length. If the Accumulation Period Length is less than 12 months, the Servicer may, at its sole option, postpone the commencement of the Accumulation Period such that the number of months included in the Class A Accumulation Period will equal or exceed the Accumulation Period Length. The effect of the Accumulation Period Length calculation is to permit the reduction of the length of the Class A Accumulation Period based on (i) the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Class A Accumulation Period and (ii) increases in the principal payment rate occurring after the Closing Date. The length of the Class A Accumulation Period will not be less than one month. If the commencement of the Accumulation Period is postponed as described above, and if an Early Amortization Event occurs after the date on which the Accumulation Period was originally scheduled to commence, the Certificateholders may receive some of their principal later than if the commencement of the Accumulation Period had not been postponed.

     "Accumulation Period Length" means, as of any date of determination, the number of months expected to be required to fund the Principal Funding Account up to the Class A Initial Invested Amount no later than the Class A Expected Final Distribution Date, based on (i) the monthly Principal Collections expected to be distributable to the holders of the Investor Certificates of all then outstanding Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to the holders of the Investor Certificates of all then outstanding Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period.

PAIRED SERIES

     The Series 1998-1 Certificates may be "paired" with one or more other Series (each such other Series, a "Paired Series"). In general, the purpose of a Paired Series is to allow the Transferor to replace amounts which are funded by a Series where the invested amount of that Series is being reduced over time as a result of deposits to a principal funding account. If a Paired Series is paired with Series 1998-1, the invested amount of such Paired Series generally will increase during the Accumulation Period as the Invested Amount of Series 1998-1 is reduced by the deposit of amounts into the Principal Funding Account, which will allow the Transferor to maintain a constant Transferor Amount (since the Transferor Amount would have otherwise increased because of the deposit to the Principal Funding Account) and a constant Aggregate Invested Amount during the Accumulation Period. (For example, if $10 were deposited in the Principal Funding Account, generally the Invested Amount would be reduced by $10 and the Transferor Amount would increase by $10. The use of a Paired Series would allow the invested amount of the Paired Series to increase by $10 resulting in the Transferor Amount not increasing as a result of the deposit to the Principal Funding Account.) Upon payment in full of Series 1998-1, the invested amount of such Paired Series generally will have been increased up to an aggregate amount equal to the Invested Amount on the Closing Date.

     The issuance of a Paired Series could reduce or delay the principal payments received by the Certificateholders. If Series 1998-1 is paired with a Paired Series and an early amortization period commences with respect to such Paired Series, the numerator used to determine the Fixed Allocation Percentage used to allocate Principal Collections to the Certificateholders during the Amortization Period may be reduced (subject to certain limits) in order to decrease the Invested Amount with respect to Series 1998-1 proportionately with the decrease of the invested amount with respect to such Paired Series. If the numerator used to determine the Fixed Allocation Percentage with respect to Principal Collections during an Amortization Period is decreased, the amount of Principal Collections allocated to the Certificateholders during each Collection Period will be reduced, which may cause an increase in the time it takes to pay the principal on the

Certificates. The issuance of a Paired Series is subject to the satisfaction of the Rating Agency Condition in addition to the other conditions applicable to the issuance of a new Series. See "Risk Factors -- Master Trust
Considerations -- Issuance of Paired Series Could Affect Certificate Payments," "Maturity Considerations," "Descriptions of the Agreement -- Exchanges" and
"-- Allocation of Collections and Default Amounts."

SUBORDINATION OF THE CLASS B CERTIFICATES, THE COLLATERALIZED TRUST OBLIGATIONS AND THE CLASS D CERTIFICATES

     The Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateralized Trust Obligations and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain Principal Collections otherwise allocable to the Class B Certificateholders ("Class B Subordinated Principal Collections") may be reallocated to the Class A Certificateholders and the Class B Invested Amount reduced accordingly. Similarly, certain Principal Collections allocated to the Class D Certificates and the Collateralized Trust Obligations may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class D Invested Amount and the CTO Invested Amount reduced accordingly. To the extent the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B Certificateholders in subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "-- Allocation of Collections and Default Amounts," "-- Reallocation of Cash Flows" and "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

ALLOCATION OF COLLECTIONS AND DEFAULT AMOUNTS

     The Servicer will allocate Finance Charge Collections, Principal Collections and Default Amounts with respect to each Collection Period among Series 1998-1, the interests of the Previously Issued Series, the interests of all other then outstanding Series, the interests of any Enhancement Providers, if applicable, and the Transferor Interest.

     Finance Charge Collections with respect to any Collection Period during the Revolving Period or the Accumulation Period, Principal Collections with respect to any Collection Period during the Revolving Period and Default Amounts with respect to any Collection Period will be allocated to Series 1998-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the CTO Floating Allocation Percentage and the Class D Floating Allocation Percentage.

     "Class A Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class A Invested Amount as of the end of the last day of the immediately preceding Collection Period (or the Class A Initial Invested Amount, in the case of the first Collection Period applicable to Series 1998-1) and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of such immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "Class B Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class B Invested Amount as of the end of the last day of the immediately preceding Collection Period (or the Class B Initial Invested Amount, in the case of the first Collection Period applicable to Series 1998-1) and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of such immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and

(ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "CTO Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the CTO Invested Amount as of the end of the last day of the immediately preceding Collection Period (or the initial CTO Invested Amount, in the case of the first Collection Period applicable to Series 1998-1) and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of such immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "Class D Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class D Invested Amount as of the end of the last day of the immediately preceding Collection Period (or the initial Class D Invested Amount, in the case of the first Collection Period applicable to Series 1998-1) and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of such immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     Finance Charge Collections with respect to any Collection Period during the Early Amortization Period and Principal Collections with respect to any Collection Period during the Accumulation Period or the Early Amortization Period will be allocated to Series 1998-1 based on the Fixed Allocation Percentage. The "Fixed Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Fixed Allocation Percentage, the Class B Fixed Allocation Percentage, the CTO Fixed Allocation Percentage and the Class D Fixed Allocation Percentage.

     "Class A Fixed Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class A Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "Class B Fixed Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class B Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "CTO Fixed Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the CTO Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "Class D Fixed Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class D Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "Class A Invested Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount minus (b) the Principal Funding Account Balance on such date minus (c) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date minus (d) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the sum of the aggregate amount of reimbursed Class A Investor Charge-Offs and, without duplication, reductions of the Class A Adjustment Amount, in each case for all prior Distribution Dates; provided, however, that the Class A Invested Amount may not be reduced below zero.

     "Class B Invested Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount minus (b) after the Class A Certificates have been paid in full, the Principal Funding Account Balance on such date minus (c) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date minus (d) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates minus (e) the amount of Reallocated Principal Collections used to make payments in respect of the Class A Certificates on all prior Distribution Dates that have not resulted in a reduction of the Class D Invested Amount or the CTO Invested Amount minus (f) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount plus
(g) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (d),
(e) and (f) and, without duplication, reductions of the Class B Adjustment Amount for all prior Distribution Dates; provided, however, that the Class B Invested Amount may not be reduced below zero.

     "CTO Invested Amount" means, on any date of determination, an amount equal to (a) the initial CTO Invested Amount minus (b) the aggregate amount of principal payments made to the CTO Securityholders prior to such date minus (c) the amount of Reallocated Principal Collections used to make payments in respect of the Certificates on all prior Distribution Dates that have not resulted in a reduction of the Class D Invested Amount minus (d) an amount equal to the amount by which the CTO Invested Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount and the CTO Allocable Amount plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the CTO Adjustment Amount for all prior Distribution Dates; provided, however, that the CTO Invested Amount may not be reduced below zero.

     "Class D Invested Amount" means, on any date of determination, an amount equal to (a) the initial Class D Invested Amount (plus the initial principal amount of any additional Class D Certificates issued, at the sole option of the Transferor, on or prior to such Distribution Date) minus (b) the aggregate amount of principal payments made to the Class D Certificateholders prior to such date minus (c) the amount of Reallocated Principal Collections used to make payments in respect of the Certificates and the Collateralized Trust Obligations on all prior Distribution Dates minus (d) an amount equal to the amount by which the Class D Invested Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount, the CTO Allocable Amount and the Class D Allocable Amount plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the Class D Adjustment Amount for all prior Distribution Dates; provided, however, that the Class D Invested Amount may not be reduced below zero.

     "Invested Amount" means, on any date of determination, the sum of the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount and the Class D Invested Amount.

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain with an Eligible Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Principal Funding Account") for the benefit of the Certificateholders. During the Accumulation Period, the Servicer will transfer Available Principal Collections from the Collection Account to the Principal Funding Account as described under "-- Application of Collections -- Payment of Principal."

     The principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments that mature prior to the following Distribution Date. On each Distribution Date with respect to the Accumulation Period (on or prior to the date on which principal on the Collateralized Trust Obligations is scheduled to be paid), all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account received during the preceding Interest Period (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and treated as a portion of Class A Available Funds (until the Class A Certificates have been paid in full), Class B Available Funds (after the Class A Certificates have been paid in full and until the Class B Certificates have been paid in full) or CTO Available Funds (after the Class B Certificates have been paid in full). If such investments during any Interest Period yield less than the Class A Certificate Rate or the Class B Certificate Rate, as applicable, for such Interest Period, the Principal Funding Investment Proceeds with respect to the following Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds or Class B Available Funds, as applicable (including a withdrawal from the Reserve Account, if necessary, as described below under "-- Reserve Account"), from Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-1 (to the extent available as described below under "-- Application of Collections"), from a withdrawal from the Cash Collateral Account as described below under "-- Cash Collateral Account" or from Reallocated Principal Collections to the extent available therefor. The Available Reserve Account Amount and the amount on deposit in the Cash Collateral Account at any time will be limited and may be zero, and there can be no assurance that sufficient funds will be available to fund any such shortfall.

     "Covered Amount" means (i) for any Distribution Date with respect to the Class A Accumulation Period or the first Distribution Date with respect to the Early Amortization Period, if such Distribution Date occurs before the Class B Principal Commencement Date, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (B) the Class A Certificate Rate for such Interest Period and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date and (ii) for any Distribution Date with respect to the Class B Accumulation Period or the first Distribution Date with respect to the Early Amortization Period, if such Distribution Date occurs on or after the date on which the Class A Certificates have been paid in full, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (B) the Class B Certificate Rate for such Interest Period and
(C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

     The Servicer will establish and maintain with an Eligible Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Reserve Account") for the benefit of the Certificateholders. The

Reserve Account is intended to help assure the payment of interest on the Certificates during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-1 (to the extent available as described below under "-- Application of Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). On each Distribution Date, after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount, and such excess will not be available to the Certificateholders.

     "Reserve Account Funding Date" means the Distribution Date following the Collection Period which commences three months prior to the commencement of the Class A Accumulation Period (or earlier under certain circumstances relating to the yield on the Receivables).

     "Required Reserve Account Amount" means, for any Distribution Date on or after the Reserve Account Funding Date, an amount equal to 0.50% of the sum of the Invested Amount and the Principal Funding Account Balance or any other amount designated by the Transferor; provided, however, that, if such designation is of a lesser amount, the Rating Agency Condition shall have been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of such officer, such designation will not cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute an Early Amortization Event to occur.

     The principal amount on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments that mature prior to the following Distribution Date. All interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or treated as a portion of Class A Available Funds (until the Class A Certificates have been paid in full), Class B Available Funds (after the Class A Certificates have been paid in full and until the Class B Certificates have been paid in full) or CTO Available Funds (after the Class B Certificates have been paid in full).

     On or before each Distribution Date with respect to the Accumulation Period (on or prior to the date on which principal on the Collateralized Trust Obligations is scheduled to be paid) and on or before the first Distribution Date with respect to the Early Amortization Period, a withdrawal will be made from the Reserve Account and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds (until the Class A Certificates have been paid in full) or Class B Available Funds (after the Class A Certificates have been paid in full) in an amount equal to the lesser of
(i) the Available Reserve Account Amount with respect to such Distribution Date and (ii) the excess, if any, of the Covered Amount with respect to such Distribution Date over the Principal Funding Investment Proceeds with respect to such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earliest of (i) the termination of the Trust pursuant to the Agreement, (ii) the date on which the Series 1998-1 Certificates are paid in full and (iii) if the Accumulation Period has not commenced, the occurrence of an Early Amortization Event or, if the Accumulation Period has commenced, the earlier of the first Distribution Date with respect to the Early Amortization Period and the date on which principal on the Collateralized Trust Obligations is scheduled to be paid.

REALLOCATION OF CASH FLOWS

     On or before each Distribution Date, the Servicer will determine the Class A Required Amount for such Distribution Date. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and available for such purpose will be used to fund the Class A Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, Principal Collections allocated first to the Class D Certificates, then to the Collateralized Trust Obligations and then to the Class B Certificates for the preceding Collection Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections are insufficient to fund the remaining Class A Required Amount, then certain reductions of the Invested Amount will occur. See
"-- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs."

     "Class A Required Amount" means, for any Distribution Date, the amount, if any, by which (i) the sum of (A) the Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (C) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (D) the Class A Allocable Amount, if any, for such Distribution Date and (E) if FNANB is no longer the Servicer, the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee for a prior Distribution Date exceeds (ii) the Class A Available Funds for the preceding Collection Period.

     On or before each Distribution Date, the Servicer will determine the Class B Required Amount for such Distribution Date. If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account and not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Cash Collateral Account are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocated first to the Class D Certificates and then to the Collateralized Trust Obligations and not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections are insufficient to fund the remaining Class B Required Amount, then certain reductions of the Invested Amount will occur. See
"-- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs."

     "Class B Required Amount" means, for any Distribution Date, the amount, if any, by which (i) the sum of (A) the Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (C) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (D) if FNANB is no longer the Servicer, the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee for a prior Distribution Date exceeds (ii) the Class B Available Funds for the preceding Collection Period plus the amount, if any, by which the Class B Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 available on such Distribution Date as specified in clause (d) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" below.

     Reductions of the Class A Invested Amount or Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount, as applicable, increased to the extent of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and available for such purpose on each Distribution Date. In addition, to the extent that such reductions are due to the allocation of Adjustment Amounts, such reductions may be reimbursed as a result of deposits in the Excess Funding Account, increases in the Aggregate Principal Receivables, certain decreases in the Aggregate Invested Amount and subsequent Adjustment Payments.

     On or before each Distribution Date, the Servicer will determine the CTO Required Amount for such Distribution Date. If the CTO Required Amount is greater than zero, amounts, if any, on deposit in the Cash Collateral Account and not required to fund the Class A Required Amount or the Class B Required Amount or pay certain other amounts will be used to fund the CTO Required Amount. If amounts, if any, available in the Cash Collateral Account are insufficient to fund the CTO Required Amount, Reallocated Principal Collections allocated to the Class D Certificates and not required to fund the Class A Required Amount or the Class B Required Amount will then be used to fund the remaining CTO Required Amount. If such Reallocated Principal Collections are insufficient to fund the remaining CTO Required Amount, then certain reductions in the Invested Amount will occur.

     "CTO Required Amount" means, for any Distribution Date, the amount, if any, by which (i) the sum of (A) the CTO Monthly Interest for such Distribution Date,
(B) any CTO Monthly Interest previously due but not paid to the CTO Securityholders on a prior Distribution Date, (C) any CTO Additional Interest for such Distribution Date and any CTO Additional Interest previously due but not paid to the CTO Securityholders on a prior Distribution Date and (D) if FNANB is no longer the Servicer, the CTO Servicing Fee for such Distribution Date and any unpaid CTO Servicing Fee for a prior Distribution Date exceeds (ii) the CTO Available Funds and any Excess Spread and Shared Excess Finance Charge Collections for the preceding Collection Period available to make payments with respect thereto plus the amount, if any, by which the CTO Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 available on such Distribution Date as specified in clause (h) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" below.

APPLICATION OF COLLECTIONS

     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds, CTO Available Funds and Class D Available Funds for the preceding Collection Period as follows:

          (A) On each Distribution Date, an amount equal to the Class A Available Funds for the preceding Collection Period will be distributed in the following priority:

             (i) an amount equal to the Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate for the related Interest Period plus 2.00% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

             (ii) if FNANB is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

             (iii) an amount equal to the Class A Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below; and

             (iv) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

          (B) On each Distribution Date, an amount equal to the Class B Available Funds for the preceding Collection Period will be distributed in the following priority:

             (i) an amount equal to the Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate for the related Interest Period plus 2.00% per annum ("Class B Additional Interest"), will be distributed to the Class B Certificateholders;

             (ii) if FNANB is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (iii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

          (C) On each Distribution Date, an amount equal to the CTO Available Funds for the preceding Collection Period will be distributed in the following priority:

             (i) if FNANB is no longer the Servicer, an amount equal to the CTO Servicing Fee for such Distribution Date, plus the amount of any CTO Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

          (D) On each Distribution Date, an amount equal to the Class D Available Funds for the preceding Collection Period will be distributed in the following priority:

             (i) if FNANB is no longer the Servicer, an amount equal to the Class D Servicing Fee for such Distribution Date, plus the amount of any Class D Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

     "Class A Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date).

     "Class B Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date).

     "CTO Available Funds" means, for any Collection Period, the sum of (i) the CTO Floating Allocation Percentage (with respect to any Collection Period during the Revolving Period or the Accumulation Period) or the CTO Fixed Allocation Percentage (with respect to any Collection Period during the Early Amortization Period) of Finance Charge Collections with respect to such Collection Period (including net investment earnings, if any, on funds on deposit in the Excess Funding Account that are to be treated as Finance Charge Collections in accordance with the Series 1998-1 Supplement) plus (ii) if the Distribution Date immediately following such Collection Period occurs on or after the CTO Principal Commencement Date, the Principal Funding Investment Proceeds, if any, to be withdrawn from the Principal Funding Account on such Distribution Date plus (iii) the amount, if any, to be withdrawn from the Reserve Account and included in CTO Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement plus (iv) the net investment earnings, if any, on funds on deposit in the Reserve Account to be withdrawn from the Reserve Account and included in CTO Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement.

     "Class D Available Funds" means, for any Collection Period, an amount equal to the Class D Floating Allocation Percentage (with respect to any Collection Period during the Revolving Period or the Accumulation Period) or the Class D Fixed Allocation Percentage (with respect to any Collection Period during the Early Amortization Period) of Finance Charge Collections with respect to such Collection Period.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (A) (iv), (B) (iii), (C)
(ii) and (D) (ii) above plus the net investment earnings, if any, on funds on deposit in the Cash Collateral Account received during the preceding Collection Period.

     Excess Spread; Shared Excess Finance Charge Collections. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 with respect to the preceding Collection Period to make the following distributions in the following priority:

          (a) an amount up to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A) (i), (ii) and (iii) under "-- Payment of Interest, Fees and Other Items" above, in that order of priority;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (B) (i) and (ii) under "-- Payment of Interest, Fees and Other Items" above, in that order of priority;

          (d) an amount equal to the Class B Allocable Amount, if any, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (d), (e) and (f) of the definition of "Class B Invested Amount" under "-- Allocation of Collections and Default Amounts" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (f) an amount equal to the CTO Monthly Interest for such Distribution Date, plus the amount of any CTO Monthly Interest previously due but not paid to the CTO Securityholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the CTO Securityholders on a prior Distribution Date at a rate equal to the CTO Interest Rate plus 2.00% per annum ("CTO Additional Interest"), will be distributed to the CTO Securityholders;

          (g) if FNANB is the Servicer, an amount equal to the Class A Servicing Fee, the Class B Servicing Fee and the CTO Servicing Fee for such Distribution Date (or, if FNANB is no longer the Servicer, the portion thereof remaining unpaid), plus the amount of any Class A Servicing Fee, Class B Servicing Fee or CTO Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (h) an amount equal to the CTO Allocable Amount, if any, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (i) an amount equal to the aggregate amount by which the CTO Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "CTO Invested Amount" under

     "-- Allocation of Collections and Default Amounts" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (j) an amount equal to the excess, if any, of the Required Cash Collateral Account Amount over the amount on deposit in the Cash Collateral Account (without giving effect to any deposit made on such date under the Agreement and after giving effect to any payment of Class D Monthly Principal being made on such date) will be deposited in the Cash Collateral Account;

          (k) an amount equal to the Class D Monthly Interest for such Distribution Date, plus the amount of any Class D Monthly Interest previously due but not paid to the Class D Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class D Certificateholders on a prior Distribution Date at a rate equal to the Class D Certificate Rate plus 2.00% per annum ("Class D Additional Interest"), will be distributed to the Class D Certificateholders;

          (l) if FNANB is the Servicer, an amount equal to the Class D Servicing Fee for such Distribution Date (or, if FNANB is no longer the Servicer, the portion thereof remaining unpaid), plus the amount of any Class D Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (m) an amount equal to the Class D Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (n) an amount equal to the aggregate amount by which the Class D Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Class D Invested Amount" under "-- Allocation of Collections and Default Amounts" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (o) an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the Reserve Account;

          (p) if applicable, an amount equal to the aggregate of any other amounts then due to the CTO Securityholders pursuant to the Series 1998-1 Supplement will be applied in accordance with the Series 1998-1 Supplement; and

          (q) the balance, if any, will constitute "Shared Excess Finance Charge Collections" with respect to Group One and will be applied with respect to other Series in Group One or deposited in the Excess Funding Account in accordance with the Agreement.

     "CTO Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) the CTO Interest Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Collateralized Trust Obligations as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

     "CTO Interest Rate" means the rate applicable to the Collateralized Trust Obligations. The weighted average of the CTO Interest Rate and the Class D Certificate Rate will not exceed LIBOR plus 1.25% per annum.

     "Class D Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) the Class D Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class D Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date).

     "Class D Certificate Rate" means the rate applicable to the Class D Certificates. The weighted average of the CTO Interest Rate and the Class D Certificate Rate will not exceed LIBOR plus 1.25% per annum.

     Payment of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Principal Collections as follows:

          (A) On each Distribution Date with respect to the Revolving Period, all Available Principal Collections (less, if applicable, any portion thereof allocated as part of Class D Monthly Principal to make a payment with respect to the Class D Invested Amount (subject to maintaining the Required Enhancement Amount and subject to any other restrictions specified in the Series 1998-1 Supplement)) will constitute Shared Principal Collections with respect to other Series in Group One or be deposited in the Excess Funding Account as described under "Description of the Agreement -- Shared Principal Collections;" and

          (B) On each Distribution Date with respect to the Accumulation Period or the Early Amortization Period, all Available Principal Collections will be deposited or distributed in the following priority:

             (i) an amount equal to the Class A Monthly Principal for such Distribution Date will, during the Class A Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Final Distribution Date and the first Distribution Date with respect to the Early Amortization Period and, during the Early Amortization Period, be paid to the Class A Certificateholders until the Class A Certificates have been paid in full;

             (ii) an amount equal to the Class B Monthly Principal for such Distribution Date will, during the Class B Accumulation Period, be deposited in the Principal Funding Account for payment to the Class B Certificateholders on the earlier to occur of the Class B Expected Final Distribution Date and the first Distribution Date with respect to the Early Amortization Period and, during the Early Amortization Period, be paid to the Class B Certificateholders until the Class B Certificates have been paid in full;

             (iii) an amount equal to the CTO Monthly Principal for such Distribution Date will be applied in accordance with the Series 1998-1 Supplement;

             (iv) an amount equal to the Class D Monthly Principal for such Distribution Date will be distributed to the Class D Certificateholders; and

             (v) the balance, if any, will constitute Shared Principal Collections with respect to other Series in Group One or be deposited in the Excess Funding Account as described under "Description of the Agreement -- Shared Principal Collections."

     "Class A Monthly Principal" means, for any Distribution Date with respect to the Accumulation Period or the Early Amortization Period, the least of (i) the Available Principal Collections for such Distribution Date, (ii) for any Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

     "Class B Monthly Principal" means, for any Distribution Date with respect to the Accumulation Period or the Early Amortization Period, the least of (i) the Available Principal Collections for such Distribution Date (minus any portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) for any Distribution Date with respect to the Accumulation Period, after the Class A Certificates have been paid in full, the Controlled Deposit Amount for such Distribution Date and (iii) the Class B Invested Amount on such Distribution Date.

     "CTO Monthly Principal" means, for any Distribution Date after the Class B Certificates have been paid in full, the least of (i) the Available Principal Collections for such Distribution Date (minus any portion of such Available Principal Collections applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date), (ii) the initial CTO Invested Amount and
(iii) the CTO Invested Amount on such Distribution Date.

     "Class D Monthly Principal" means, for any Distribution Date prior to the payment in full of the Collateralized Trust Obligations, the least of (i) the Available Principal Collections for such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal or CTO Monthly Principal on such Distribution Date), (ii) the Enhancement Surplus on such Distribution Date and (iii) the CTO Enhancement Surplus on such Distribution Date (provided, in each case, that the Transferor shall have elected to pay such Class D Monthly Principal) and, for any Distribution Date after the Collateralized Trust Obligations have been paid in full, the lesser of (i) the Available Principal Collections for such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal or CTO Monthly Principal on such Distribution Date) and (ii) the Class D Invested Amount on such Distribution Date. The "CTO Enhancement Surplus" will be determined in accordance with the Series 1998-1 Supplement.

     "Enhancement Surplus" means, with respect to any Distribution Date, the excess, if any, of (i) the sum of the amount on deposit in the Cash Collateral Account (after giving effect to any deposits or withdrawals from the Cash Collateral Account on such Distribution Date), the CTO Invested Amount and the Class D Invested Amount over (ii) the Required Enhancement Amount.

     "Required Enhancement Amount" means, with respect to any Distribution Date, an amount equal to the product of the Invested Amount and 18%, but not less than $18,000,000; provided, however, that (i) if an Early Amortization Event occurs, then the Required Enhancement Amount will equal the Required Enhancement Amount on the Distribution Date immediately preceding the occurrence of such Early Amortization Event, (ii) in no event will the Required Enhancement Amount exceed the sum of the Class A Invested Amount and the Class B Invested Amount on such Distribution Date and (iii) the Required Enhancement Amount may be reduced without the consent of the Certificateholders if (x) the Rating Agency Condition shall have been satisfied, (y) the Transferor shall have delivered to the Trustee an officer's certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of such officer, such reduction will not cause an Early Amortization Event, or an event that, after the giving of notice or the lapse of time, would constitute an Early Amortization Event, to occur and (z) the Transferor shall have delivered an opinion of counsel, acceptable to the Trustee, to the effect that such reduction will not (a) adversely affect the tax characterization as debt of the certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such certificates would be characterized as debt, (b) cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation or (c) cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

CASH COLLATERAL ACCOUNT

     The Trustee will establish and maintain with an Eligible Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Cash Collateral Account") for the benefit of the Certificateholders, the CTO Securityholders and the Class D Certificateholders, as their interests appear in the Series 1998-1 Supplement (which interest, in the case of the CTO Securityholders and the Class D Certificateholders, will be subordinated to the interests of the Certificateholders as provided in the Series 1998-1 Supplement). The Cash Collateral Account will have a beginning balance of zero, which balance may be increased to the extent Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-1 are required to be or are otherwise deposited therein. The principal amount on deposit in the Cash Collateral Account on any Distribution Date will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments that mature on or prior to the following Distribution Date. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Cash Collateral Account received during the preceding Interest Period will be withdrawn from the Cash Collateral Account and treated as a portion of Excess Spread.

     On each Distribution Date, one or more withdrawals may be made from the Cash Collateral Account in an amount up to the amount on deposit therein to fund the amounts specified in clauses (a) through (f) and clause (h) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above in the order of priority specified therein.

     On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 (to the extent available as described above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections") to increase the amount on deposit in the Cash Collateral Account up to the Required Cash Collateral Account Amount. The "Required Cash Collateral Account Amount" will be determined in accordance with the Series 1998-1 Supplement.

ALLOCATION OF INVESTOR DEFAULT AMOUNT; ALLOCATION OF SERIES ADJUSTMENT AMOUNT; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount, if any, for the preceding Collection Period. "Investor Default Amount" means, for any Collection Period, the product of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class A Floating Allocation Percentage with respect to the preceding Collection Period and (ii) the Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class B Floating Allocation Percentage with respect to the preceding Collection Period and (ii) the Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the CTO Securityholders (the "CTO Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the CTO Floating Allocation Percentage with respect to the preceding Collection Period and (ii) the Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class D Certificateholders (the "Class D Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class D Floating Allocation Percentage with respect to the preceding Collection Period and (ii) the Default Amount for such Collection Period.

     On each Determination Date, the Servicer will also calculate the Series Adjustment Amount, if any, for the preceding Collection Period. "Series Adjustment Amount" means, for any Collection Period, the product of (i) the percentage equivalent of a fraction the numerator of which is the Invested Amount as of the last day of such Collection Period and the denominator of which is the Aggregate Invested Amount as of the last day of such Collection Period and (ii) the Adjustment Amount as of such last day. A portion of the Series Adjustment Amount will be allocated to the Class A Certificateholders (the "Class A Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the percentage equivalent of a fraction the numerator of which is the Class A Floating Allocation Percentage with respect to the preceding Collection Period and the denominator of which is the Floating Allocation Percentage with respect to such Collection Period and (ii) the Series Adjustment Amount as of the end of such Collection Period. A portion of the Series Adjustment Amount will be allocated to the Class B Certificateholders (the "Class B Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the percentage equivalent of a fraction the numerator of which is the Class B Floating Allocation Percentage with respect to the preceding Collection Period and the denominator of which is the Floating Allocation Percentage with respect to such Collection Period and (ii) the Series Adjustment Amount as of the end of such Collection Period. A portion of the Series Adjustment Amount will be allocated to the CTO Securityholders (the "CTO Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the percentage equivalent of a fraction the numerator of which is the CTO Floating Allocation Percentage with respect to the preceding Collection Period and the denominator of which is the Floating Allocation Percentage with respect to such Collection Period and (ii) the Series Adjustment Amount as of the end of such Collection Period. A portion of the Series Adjustment Amount will be allocated to the Class D Certificateholders (the "Class D Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the percentage equivalent of a fraction the numerator of which is the Class D Floating Allocation Percentage with respect to the preceding Collection Period and the denominator of which is the Floating Allocation Percentage with respect to such Collection Period and (ii) the Series Adjustment Amount as of the end of such Collection Period. An Adjustment Amount will be reduced to the extent that amounts are deposited in the Excess Funding Account, the Aggregate Principal Receivables increase, certain decreases occur in the Aggregate Invested Amount or the

Transferor subsequently makes required Adjustment Payments. Reductions in a Series Adjustment Amount will be allocated first to the Class A Certificates, then to the Class B Certificates, then to the Collateralized Trust Obligations and finally to the Class D Certificates, in each case to the extent of any reductions in the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount or the Class D Invested Amount, as applicable, attributable to a Series Adjustment Amount.

     "Class A Allocable Amount" means, for any Distribution Date, the sum of the Class A Investor Default Amount and the Class A Adjustment Amount for such Distribution Date. "Class B Allocable Amount" means, for any Distribution Date, the sum of the Class B Investor Default Amount and the Class B Adjustment Amount for such Distribution Date. "CTO Allocable Amount" means, for any Distribution Date, the sum of the CTO Investor Default Amount and the CTO Adjustment Amount for such Distribution Date. "Class D Allocable Amount" means, for any Distribution Date, the sum of the Class D Investor Default Amount and the Class D Adjustment Amount for such Distribution Date.

     An amount equal to the Class A Allocable Amount for each Distribution Date will be funded with Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Allocable Amount for each Distribution Date will be funded with Class B Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows."

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections, then the Class D Invested Amount will be reduced by the amount of such excess, but not by more than the unfunded portion of the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the CTO Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that such reduction would cause the CTO Invested Amount to be a negative number, the CTO Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the CTO Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a "Class A Investor Charge-Off"). Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and available for such purpose as described above in "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the Aggregate Principal Receivables, certain decreases in the Aggregate Invested Amount or subsequent Adjustment Payments.

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections (exclusive of Class B Subordinated Principal Collections) not required to pay the Class A Required Amount, then the Class D Invested Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount of such excess, but not by more than the unfunded portion of the Class B Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the CTO Invested Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that such reduction would cause the CTO Invested Amount to be a negative number, the CTO Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the CTO Invested Amount would have been reduced below zero (a "Class B Investor Charge-Off"). Any such reduction in the Class B Invested Amount will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and available for such purpose as described above in "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the Aggregate Principal Receivables, certain decreases in the Aggregate Invested Amount or subsequent Adjustment Payments.

     On each Distribution Date, if the CTO Allocable Amount for such Distribution Date exceeds the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 not required to pay the Class A Required Amount or the Class B Required Amount or to pay certain other amounts, amounts if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or the Class B Required Amount or to pay certain other amounts and Reallocated Principal Collections (exclusive of Class B Subordinated Principal Collections and Principal Collections allocated to the CTO Securityholders) not required to pay the Class A Required Amount or the Class B Required Amount, then the Class D Invested Amount remaining after any reduction for the benefit of the Class A Certificates or the Class B Certificates will be reduced by the amount of such excess, but not by more than the unfunded portion of the CTO Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the CTO Invested Amount remaining after any reduction for the benefit of the Class A Certificates or the Class B Certificates will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero.

     On each Distribution Date, if the Class D Allocable Amount exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 available on such Distribution Date as specified in clause (m) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above, then the Class D Invested Amount will be reduced by the amount of such excess.

EARLY AMORTIZATION EVENTS

     The Revolving Period will continue through the last day of the September 2000 Collection Period (or such later date determined as described above under "-- Postponement of Accumulation Period") unless an Early Amortization Event occurs prior to such date. "Early Amortization Event" means any of the following events (subject to certain notice requirements described in the following paragraph):

          (a) the Transferor shall fail to make any payment or deposit on the date required under the Agreement or the Series 1998-1 Supplement or within five business days thereafter;

          (b) the Transferor shall fail to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Series 1998-1 Supplement and such failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of not less than 50% of the Invested Amount, which failure has a material adverse effect on the interests of the Certificateholders;

          (c) any representation or warranty made by the Transferor in the Agreement or the Series 1998-1 Supplement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of not less than 50% of the Invested Amount, which incorrectness has a material adverse effect on the interests of the Certificateholders; provided, however, that if the representation or warranty which was breached relates to any particular Receivable or group of Receivables an Early Amortization Event will not be deemed to have occurred if the Transferor has accepted reassignment of such Receivable or group of Receivables during such period (or such longer period as may be agreed upon by the Trustee, not to exceed an additional 120 days) in accordance with the provisions of the Agreement and the Series 1998-1 Supplement;

          (d) certain events of insolvency or receivership shall occur with respect to FNANB or any holder of the Exchangeable Transferor Certificate;

          (e) either the Transferor or the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (f) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement;

          (g) any Servicer Default shall occur which has a material adverse effect on the interests of the Certificateholders;

          (h) the Transferor shall fail to designate Supplemental Accounts when required pursuant to the Agreement;

          (i) the average of the Portfolio Yields for any three consecutive Collection Periods shall be less than the average of the Base Rates for such Collection Periods plus 2.00%;

          (j) the Class A Certificates shall not be paid in full on or before the Class A Expected Final Distribution Date, the Class B Certificates shall not be paid in full on or before the Class B Expected Final Distribution Date or the Collateralized Trust Obligations shall not be paid in full on or before the date on which principal on the Collateralized Trust Obligations is scheduled to be paid; or

          (k) the Retained Percentage shall be equal to or less than 2.00% as of the last day of any Collection Period.

     In the case of any event described in clause (a), (b), (c) or (g) above, an Early Amortization Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or holders of more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificateholders), declare that an Early Amortization Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (d), (e) or (f) above, an Early Amortization Event with respect to all Series, and in the case of any event described in clause
(h), (i), (j) or (k) above, an Early Amortization Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or the holders of the Investor Certificates of any other then outstanding Series, as applicable, immediately upon the occurrence of such event. The Early Amortization Period will commence on the date on which an Early Amortization Event is deemed to have occurred.

     "Base Rate" means, for any Collection Period, the sum of (i) the annualized percentage equivalent of a fraction the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest, the CTO Monthly Interest and the Class D Monthly Interest for the following Distribution Date and the denominator of which is the Adjusted Invested Amount as of the last day of the preceding Collection Period and (ii) the product of (A) 2.00% per annum and (B) a fraction the numerator of which is equal to the Invested Amount as of the last day of such preceding Collection Period and the denominator of which is equal to the Adjusted Invested Amount as of the last day of such preceding Collection Period.

     "Adjusted Invested Amount" means, as of any date, the Invested Amount as of such date plus the Principal Funding Account Balance as of such date.

     "Portfolio Yield" means, for any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is equal to (i) the Finance Charge Collections allocated to Series 1998-1 with respect to such Collection Period (including interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account allocable to Series 1998-1) plus (ii) Shared Excess Finance Charge Collections allocated to Series 1998-1 with respect to such Collection Period plus (iii) Principal Funding Investment Proceeds and the amounts withdrawn from the Reserve Account and deposited in the Collection Account to be included as Class A Available Funds or Class B Available Funds with respect to such Collection Period plus (iv) interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Cash Collateral Account deposited in the Collection Account with respect to such Collection Period minus (v) the Investor Default Amount for the Distribution Date immediately following such Collection Period and the denominator of which is the Adjusted Invested Amount as of the last day of such Collection Period.

     "Retained Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest on such date and the denominator of which is the Aggregate Principal Receivables on such date plus all amounts then on deposit in the Excess Funding Account (not including interest and other investment earnings on such amounts).

     "Retained Interest" means, on any date of determination, the sum of the Transferor Amount on such date and the invested amount of each Class of Investor Certificates retained by the Transferor on such date.

     If, because of the occurrence of an Early Amortization Event, the Early Amortization Period commences earlier than the Class A Expected Final Distribution Date or the Class B Expected Final Distribution Date, as applicable, the Class A Certificateholders or the Class B Certificateholders, as applicable, will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates. If the only Early Amortization Event to occur were either the insolvency or receivership of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver might have the power to delay or prevent commencement of the Early Amortization Period.

     In addition to the consequences of an Early Amortization Event discussed above, if the Transferor voluntarily enters liquidation or any person is appointed as conservator or receiver for the Transferor, the Transferor will promptly give notice of such event to the Trustee and will, on the day of such liquidation or appointment, immediately cease to transfer Receivables to the Trust. Within 15 days of its receipt of such notice, the Trustee will (i) publish a notice of such liquidation or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the holders of the Investor Certificates of all then outstanding Series and any Enhancement Provider entitled thereto describing the applicable provisions of the Agreement and requesting instructions as to the action to be taken. If, after 90 days after the day notice pursuant to clause (i) above is first published, the Trustee is not otherwise instructed by holders representing undivided interests aggregating more than 50% of the invested amount of each Series (or, in the case of any Series having more than one Class, each Class of such Series), including a majority in interest in each collateral indebtedness interest, each holder of an interest in the Transferor Interest (other than the Transferor) and any other person specified in any Series Supplement, the Trustee will sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or other liquidation of the Receivables will be treated as amounts collected in respect of the Receivables and such proceeds will be distributed to the holders of the Investor Certificates of such Series and other holders of interests in the Trust, if applicable. If the Trustee is instructed not to sell a portion of the Receivables allocable to a Series as described above, then the Trust will continue with respect to such Series pursuant to the terms of the Agreement and the applicable Series Supplement. See "Certain Legal Aspects of the
Receivables -- Certain Matters Relating to Receivership."

SERVICING COMPENSATION

     The share of the Servicing Fee allocable to Series 1998-1 with respect to any Distribution Date (the "Investor Monthly Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Invested

Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date, the Investor Monthly Servicing Fee will be equal to $600,000. The share of the Investor Monthly Servicing Fee allocable to the Class A Certificates with respect to any Distribution Date (the "Class A Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Class A Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date, the Class A Servicing Fee will be equal to $402,000. The share of the Investor Monthly Servicing Fee allocable to the Class B Certificates with respect to any Distribution Date (the "Class B Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Class B Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date, the Class B Servicing Fee will be equal to $90,000. The share of the Investor Monthly Servicing Fee allocable to the Collateralized Trust Obligations with respect to any Distribution Date (the "CTO Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the CTO Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date, the CTO Servicing Fee will be equal to $48,000. The share of the Investor Monthly Servicing Fee allocable to the Class D Certificates with respect to any Distribution Date (the "Class D Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Class D Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date, the Class D Servicing Fee will be equal to $60,000. The Class A Servicing Fee, the Class B Servicing Fee, the CTO Servicing Fee and the Class D Servicing Fee will be payable solely to the extent amounts are available for distribution in respect thereof as described above in "-- Application of Collections." The remainder of the Servicing Fee will be paid by the Transferor or from amounts allocable to other Series (as provided in the Agreement and the Series Supplements relating to such other Series) and in no event will the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid by the Transferor or from amounts allocable to such other Series.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, a paying agent appointed pursuant to the Agreement (the "Paying Agent"), on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates set forth in the Monthly Servicer Report supplied to the Trustee since the preceding Distribution Date and the following additional information (which, in the case of (i), (ii) and (iii) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the total amount distributed on such Distribution Date; (ii) the amount of such distribution allocable to principal; (iii) the amount of such distribution allocable to interest; and (iv) the amount, if any, by which the principal balance of the Certificates exceeds the Invested Amount as of the related Record Date.

     The fiscal year of the Trust will end on February 28 or 29 in each year. On or before January 31 of each year, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, make available to the Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

OPTIONAL REPURCHASE

     The Transferor may, at its sole option and subject to certain conditions set forth in the Agreement, repurchase the Series 1998-1 Certificates on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 5% of the initial Invested Amount by depositing into the Collection Account, on such Distribution Date, an amount equal to the Invested Amount plus interest on all outstanding Series 1998-1 Certificates accrued through the last day of the immediately preceding Interest Period. The amount deposited in connection with any such repurchase will be paid to the holders of the Series 1998-1 Certificates in accordance with the Agreement on the Distribution Date following the date of such deposit.

FINAL PAYMENT OF PRINCIPAL

     The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of an optional repurchase by the Transferor or otherwise. If the Invested Amount is greater than zero on the Stated Series Termination Date, the Servicer will sell or cause to be sold on or prior to the following Distribution Date an amount of Receivables or interests in Receivables up to 110% of the Invested Amount at the close of business on such date in the manner provided in the Agreement. The proceeds of any such sale will be treated as amounts collected in respect of the Receivables and will be allocated and applied in accordance with the Agreement.